Exhibit 1.1

T-MOBILE USA, INC.

$650,000,000 6.000% Senior Notes due 2024

Purchase Agreement

April 29, 2016

Deutsche Telekom AG

Friedrich-Ebert-Allee 140

53113 Bonn

Germany

Ladies and Gentlemen:

T-Mobile USA, Inc., a Delaware corporation (“Company”), proposes to issue and sell to Deutsche Telekom AG (the “Purchaser”) up to $650,000,000 principal amount of its 6.000% Senior Notes due 2024 (the “Notes”; the Notes together with the Guarantees (as defined below), are referred to herein as the “Securities”). The Securities will be issued under the Indenture, dated as of April 28, 2013 (as previously amended, the “Base Indenture”), as modified by the Twenty-First Supplemental Indenture, dated as of April 1, 2016 (the “Twenty-First Supplemental Indenture”; the Base Indenture as supplemented by the Twenty-First Supplemental Indenture, the “Existing Indenture”), and a supplemental indenture, to be dated as of or prior to the Closing Date (as defined below), and substantially in the form attached hereto as Exhibit A (the “Supplemental Indenture” and, together with the Existing Indenture, the “Indenture”), each among the Company, T-Mobile US, Inc., a Delaware corporation (“Parent”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and the other Guarantors (as defined below) party thereto.

The Notes will be “Additional Notes” (as defined in the Supplemental Indenture) and will have the same terms as the Company’s existing 6.000% Senior Notes due 2024 (the “Existing 2024 Notes”) in all respects, except for the issue date, the issue price, the initial Interest Payment Date (as defined in the Supplemental Indenture), registration rights and, during the period that the Notes are held by the Purchaser or are otherwise subject to restrictions on resale under the Securities Act of 1933, as amended (the “Securities Act”), CUSIP number.

The Securities will be sold to the Purchaser without being registered under the Securities Act in reliance upon an exemption therefrom.

The payment of principal of, and premium and interest on, the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) Parent, (ii) each of the Company’s subsidiaries listed on Schedule 1 hereto, and (iii) any subsidiary of the Company or Parent formed or acquired after the Closing Date (as defined below) that executes an additional guarantee in accordance with the terms of the Indenture, and respective successors and assigns of Parent and the subsidiaries of the Company or Parent referred to in (ii) and (iii) above (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”).

The Purchaser is entitled to the benefits of the Stockholder’s Agreement, dated as of April 30, 2013 (the “Stockholder’s Agreement”), pursuant to which the Parent has agreed to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities.

As used in this Agreement, the term “Transaction Documents” collectively refers to this Agreement, the Indenture, the Stockholder’s Agreement and the Securities.

1. Purchase of the Securities.

(a) The Company, subject to the conditions set forth in Sections 5 and 6 of this Agreement, agrees to issue and sell Securities, in an aggregate principal amount to be elected by the Company on the Issuance Notice, which amount shall be an integral multiple of $50,000,000 and shall not exceed $650,000,000 (the amount elected by the Company, the “Principal Amount”), to the Purchaser as provided in this Purchase Agreement (this “Agreement”), and the Purchaser agrees to purchase from the Company such Securities at the Issue Price (as defined in Exhibit B hereto). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Purchaser represents, warrants and agrees that:

(i) Offshore Transaction. The Purchaser is located outside the United States and is purchasing the Securities in an “offshore transaction” as defined in Regulation S.

(ii) Restricted Notes. The Purchaser (i) acknowledges that the issuance of the Notes has not been registered or qualified under the Securities Act or any state securities laws, and the Notes are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and

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qualification is available, and that the Notes will bear a legend to such effect, (ii) is purchasing the Notes without any intention of selling, distributing or otherwise disposing of the Notes in a manner that would violate the registration requirements of the Securities Act and (iii) agrees that all offers and sales of the Securities prior to the expiration of 40 days from the Closing Date shall be made only in accordance with Rules 903 or 904 under the Securities Act, pursuant to registration of the Securities under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act. The Purchaser confirms to the Company that it has such knowledge and experience in business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Notes and of making an informed investment decision and understands that (x) this investment is suitable only for an investor which is able to bear the economic consequences of losing its entire investment and (y) the purchase of the Notes by the Purchaser is a speculative investment which involves a high degree of risk of loss of the entire investment.

(iii) Adequate Information; No Reliance. The Purchaser acknowledges and agrees that (i) the Purchaser has been furnished with all materials it considers relevant to making an investment decision to purchase the Notes and has had the opportunity to review the Company’s filings and submissions with the Commission, including, without limitation, all information filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the Purchaser has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Notes, and (iii) the Purchaser has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the purchase of the Notes and to make an informed investment decision with respect to the purchase of the Notes. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Notes constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes.

(iv) No Public Market. The Purchaser understands that no public market exists for the Notes, and that there is no assurance that a public market will ever develop for the Notes.

2. Payment and Delivery.

(a) Payment for and delivery of the Securities will be made at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, at 10:00 AM,

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New York City time, on the Closing Date. For purposes of this Agreement, the “Closing Date” shall mean any business day specified by the Company not less than twenty five calendar days following the giving of written notice by the Company (such notice, the “Issuance Notice”), and in any event no later than November 30, 2016.

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Purchaser against delivery to the Trustee, for the account of the Purchaser, of one or more definitive certificates evidencing the Notes, with any transfer taxes payable in connection with the sale of the Securities to the Purchaser duly paid by the Company. The Purchaser shall be responsible for any transfer taxes due on any subsequent resales of the Securities.

3. Representations and Warranties of the Company. The Company and the Guarantors jointly and severally represent and warrant to the Purchaser as of the date hereof (or such other date as is expressly stated herein):

(a) Time of Sale Information. The information (the “Public Information”) about Parent and each of Parent’s subsidiaries listed on Schedule 2 hereto (the “Subsidiaries”) set forth in the Parent’s public filings with the Commission made at or prior to 12:30 PM, New York City time on the date hereof (the “Time of Sale”, and such information, the “Time of Sale Information”) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by the Purchaser expressly for use in the Time of Sale Information.

(b) Incorporated Documents. The documents constituting the Public Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Organization and Good Standing. As of the date of this Agreement and the Closing Date, each of the Company and the Guarantors (i) has been, or will be, as applicable, duly organized and is, or will be, as applicable, validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization, (ii) has, or will have, as applicable, all requisite power and authority to carry on its business as it is currently being conducted and as described in the

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Time of Sale Information, and to own, lease and operate its respective properties and (iii) is, or will be, as applicable duly qualified and authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) would not reasonably be expected to have a material adverse effect on (A) the business, assets, financial condition, results of operations, or properties of the Company and the Guarantors, taken as a whole, (B) the long-term debt or capital stock of Parent or any Subsidiary, (C) the issuance of the Notes or the related Guarantees or (D) the validity of this Agreement or any other Transaction Document or the transactions described in the Time of Sale Information.

(d) Due Authorization. The Company and each of the Guarantors has and will have on the Closing Date the required corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

(e) The Notes and the Guarantees. The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered by the Company as provided in the Indenture and paid for by the Purchaser in accordance with the terms hereof will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) (clauses (i) and (ii) are referred to herein collectively as the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture; and the Guarantees have been duly and validly authorized by each of the Guarantors for issuance to the Purchaser pursuant to this Agreement and, when executed by the respective Guarantors in accordance with the provisions of the Indenture and when delivered to the Purchaser in accordance with the terms hereof and thereof, and when the Notes have been issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchaser in accordance with the terms hereof and thereof, will constitute valid and legally binding obligations of each of the Guarantors, entitled to the benefits of the Indenture and enforceable against each of them in accordance with their terms, subject to the effect of the Enforceability Exceptions.

(f) The Indenture. The Existing Indenture has been duly and validly authorized by the Company and each Guarantor and (assuming the due authorization, execution and delivery by the Trustee) constitutes a valid and legally binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with

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its terms, subject to the effect of the Enforceability Exceptions. The Supplemental Indenture has been duly and validly authorized by the Company and each of the Guarantors and, when duly executed and delivered by the Company and each Guarantor and (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to the effect of the Enforceability Exceptions. The Indenture conforms in all material respects to the applicable requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(g) The Purchase Agreement and Stockholder’s Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor constitutes a valid and legally binding agreement of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with its terms, subject to the Enforceability Exceptions; and the Stockholder’s Agreement has been duly authorized and duly executed and delivered by the Parent and constitutes a valid and legally binding agreement of Parent enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(h) Investment Company Act. Each of the Company and each Guarantor is not now and, after completion of the sale of the Securities as contemplated hereunder will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(i) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in Section 4(b) of this Agreement will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(j) Solvency. The Company and the Guarantors, on a consolidated basis, are not, nor will the Company and the Guarantors, on a consolidated basis, be, after giving effect to the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, (i) left with unreasonably small capital with which to carry on their businesses as proposed to be conducted, (ii) unable to pay their debts (contingent or otherwise) as they mature or (iii) insolvent. The fair value and present fair saleable value of the assets of the Company and the Guarantors, on a consolidated basis, exceeds the amount that will be required to be paid on or in respect of their existing debts and other liabilities (including contingent liabilities) as they become absolute and matured.

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(k) No Broker’s Fees. There are no contracts, agreements or understandings between or among Parent and the Subsidiaries, and any other person that would give rise to a valid claim against Parent or any Subsidiary or the Purchaser for a brokerage commission, finder’s fee or like payment in connection with the sale of the Securities.

(l) No General Solicitation or Directed Selling Efforts. None of the Company or any of its controlled affiliates or any other person acting on its or their behalf (other than the Purchaser, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(m) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 1(b) and its compliance with its agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Purchaser, to register the sale of the Securities of the Purchaser under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(n) No Conflicts; No Consents Required. None of (i) the execution, delivery and performance by the Company and each Guarantor, as applicable, of this Agreement, the Indenture and the consummation of the transactions contemplated by the Transaction Documents to which each of them, respectively, is a party or (ii) the issuance and sale of the Notes and the issuance of the Guarantees violates or will violate, conflicts with or will conflict with, requires or will require consent under, or results or will result in a breach of any of the terms and provisions of, or constitutes or will constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or results or will result in the creation or imposition of any “Lien” (as defined in the Indenture) upon any property or assets of Parent or any Guarantor, or an acceleration of any “Indebtedness” (as defined in the Indenture) of Parent or any Guarantor pursuant to (A) any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of Parent or any Guarantor, (B) any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which Parent or any Guarantor is a party or by which Parent or any Guarantor or their respective properties, operations or assets is or may be bound or (C) any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except in the case of clauses (B) and (C) above as would not reasonably be expected to have a material adverse effect.

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(o) Compliance with Money Laundering Laws. The operations of Parent and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where Parent and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the Company’s and the Guarantors’ knowledge, threatened.

(p) No Conflicts with Sanctions Laws. None of Parent, any Subsidiary, or, to the Company’s and the Guarantors’ knowledge, any director, officer, agent, employee or controlled affiliate of Parent or any Subsidiary is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other applicable sanctions authority (collectively, “Sanctions”), nor is Parent or any Subsidiary located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, Crimea and Russia (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds from the sale of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to finance or facilitate the activities of any person subject to any Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by the Purchaser of Sanctions. For the past 5 years, Parent and the Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that is the subject of any Sanctions or with any Sanctioned Country.

(q) Foreign Corrupt Practices Act Matters. Neither Parent nor any Subsidiary nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or controlled affiliate of Parent or any Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or

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party official or candidate for political office, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any other applicable anti-bribery or anti-corruption laws, or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Parent and the Subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

Any certificate signed by or on behalf of the Company or any Guarantor and delivered to the Purchaser or to counsel for the Purchaser pursuant to this Agreement or any of the other Transaction Documents shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, to the Purchaser as to the matters covered thereby and not a personal representation or warranty by the person executing such certificate.

4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with the Purchaser that:

(a) Notice to the Purchaser. The Company will advise the Purchaser promptly, and confirm such advice in writing, (i) of the issuances by any governmental or regulatory authority of any order preventing or suspending the use of any of the Public Information or the initiation or threatening of any proceeding for that purpose, (ii) of the occurrence of any event at any time prior to the Closing Date as a result of which any of the Public Information, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when such Public Information is filed with the Commission or delivered to the Purchaser, not misleading, (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of the Public Information or suspending any such qualification of the Securities and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof, and (iv) the occurrence of any actual or potential Legal Impediment (as defined herein).

(b) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to (i) first, low-band spectrum purchases and related transaction costs, or (ii) second, if and to the extent not needed for the purposes under clause (i) above, to redeem, repurchase, defease or otherwise refinance outstanding indebtedness of the Company other than notes issued by the Company to the Purchaser or its affiliates and

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held by the Purchaser or its affiliates or (iii) if and to the extent not needed for the purposes under clauses (i) or (ii) above, general corporate purposes (other than transactions not permitted by the Stockholder’s Agreement).

(c) Supplying Information. While the Securities remain outstanding and (i) are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and (ii) any of the Securities are beneficially owned by the Purchaser or any of the Purchaser’s affiliates, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) DTC. The Company will assist the Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(e) No Integration. Neither the Company nor any of its controlled affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(f) No Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Purchaser, as to which no covenant is given) will engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(g) On the Closing Date, a Company Order (as defined in the Indenture) instructing the Trustee to authenticate the Notes for issuance shall be duly executed and delivered by a duly authorized officer of the Company to the Trustee, the Notes shall be duly executed and delivered by a duly authorized officer of the Company and the Guarantees shall have been duly executed and delivered by a duly authorized officer of each of the Guarantors.

5. Conditions of Purchaser’s Obligations. The obligation of the Purchaser to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantors of their respective covenants and other obligations under Sections 1(a) and 4(g) hereof and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in Sections 3(a) and (b) of this Agreement shall be true and correct as of the dates specified therein and the representations and warranties of the Company set forth in Sections 3(c) through (g) of this Agreement shall be true and correct as of the Closing Date;

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(b) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees (each, a “Legal Impediment”); and

(c) Legal Opinion. The Purchaser shall have received a letter from Gibson, Dunn & Crutcher LLP, counsel for the Company, entitling Purchaser to rely on any opinion of counsel issued by Gibson, Dunn & Crutcher LLP to the Trustee in connection with the issuance of the Notes.

6. Conditions of Company’s Obligations. The obligation of the Company to issue and sell Securities on the Closing Date as provided herein is subject to the performance by the Purchaser of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Purchaser set forth in Section 1(b) of this Agreement shall be true and correct on the date of this Agreement and the Closing Date.

(b) No Legal Impediment to Issuance. No Legal Impediment shall have occurred.

7. Effectiveness of Agreement; Closing Date Deliverables. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

8. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree with the Purchaser to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation, and delivery of the Securities; (ii) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; and (iii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any outside counsel to such parties). Except as contemplated otherwise in this

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Agreement or the Stockholder’s Agreement, the Company shall not be obligated in any manner to pay or reimburse any expenses or other costs of the Purchaser, including, but not limited to, the costs and expenses of the Purchaser’s legal counsel or any costs incurred by the Purchaser in connection with the transactions contemplated hereby.

9. No Assignment; Persons Entitled to Benefit of Agreement. No party shall be permitted to assign its rights or obligations under this Agreement without the consent of all other parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Purchaser shall be deemed to be a successor merely by reason of such purchase.

10. Default by Purchaser. If the Purchaser shall fail to purchase and pay for any of the Securities agreed to be purchased by the Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the Company shall be entitled to seek specific performance of the Purchaser’s obligation to purchase and pay for the Securities in addition to any other remedies available to the Company at law or in equity.

11. Survival. The representations, warranties and agreements of the Company, the Guarantors and the Purchaser contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Purchaser pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company, the Guarantors or the Purchaser.

12. Termination.

(a) This Agreement (i) may be terminated prior to the Closing Date in the sole discretion of the Company, by giving written notice to the Purchaser (a “Termination Notice”) and (ii) shall terminate automatically if the Purchaser has not received an Issuance Notice by 12:00 PM Bonn, Germany time on November 5, 2016, in each case subject to the survival of the Company’s obligations under Section 8 and this Section 12. Such termination will become effective (the “Termination Effective Time”) (x) if a Termination Notice is received by Purchaser at or before 12:00 PM Bonn, Germany time on a business day, at 9:00 AM Bonn, Germany time on the next business day, (y) if a Termination Notice is received by Purchaser on a day that is not a business day or on a business day after 12:00 noon German time, at 9:00 AM Bonn, Germany time on the second business day following such receipt or (z) in the case of clause (ii) above, at 9:00 AM Bonn, Germany time on November 6, 2016.

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(b) (A) In the event of any such termination pursuant to Section 12(a) or any partial termination pursuant to Section 12(g):

(i) if the Purchaser consents in writing, the Company shall pay to the Purchaser an amount equal to the Actual Costs Termination Amount (as defined below) by wire transfer in immediately available funds to the account(s) specified by the Purchaser to the Company promptly (but in no case later than three business days) after written demand from the Purchaser containing reasonable documentation of the Actual Costs Termination Amount;

(ii) if (x) the Purchaser does not provide consent pursuant to clause (i) above and (y) the Company consents thereto in writing, the Company shall pay to the Purchaser an amount equal to the Mark-to-Market Value Termination Amount (as defined below) by wire transfer in immediately available funds to the account(s) specified by the Purchaser to the Company promptly (but in no case later than three business days) after written demand from the Purchaser containing a calculation of the Mark-to-Market Value Termination Amount of each Terminated Principal Hedge Transaction;

(iii) if (x) the Purchaser does not provide consent pursuant to clause (i) above, (y) the Company does not provide consent pursuant to clause (ii) above and (z) the Company consents thereto in writing, the Company and the Purchaser shall use commercially reasonable efforts to cause each Hedge Provider to agree to permit the Company to directly assume the Purchaser’s rights and obligations pursuant to any Terminated Principal Hedge Transactions with such Hedge Provider and the Company shall (1) within three business days from the Termination Effective Time and with effect as of the Termination Effective Time, so assume (and exercise and satisfy from the Termination Effective Time) all rights and obligations of the Purchaser under each such Terminated Principal Hedge Transaction and (2) to the extent the Purchaser will not be released from its obligations under any such Terminated Principal Hedge Transaction after giving effect to the assumption referenced in clause (1) above, indemnify and hold harmless the Purchaser for any costs of satisfying any obligations under such Terminated Principal Hedge Transaction falling due at or after the Termination Effective Time;

(iv) if, with respect to any Terminated Principal Hedge Transaction, (x) the Purchaser does not provide consent pursuant to clause (i) above, (y) the Company does not provide consent pursuant to clause (ii) above and (z) the Company does not directly assume all of Purchaser’s rights and

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obligations pursuant to such Terminated Principal Hedge Transaction pursuant to clause (iii) above within three business days from the Termination Effective Time, the Purchaser and the Company shall promptly (but in any event within five business days of the Termination Effective Time) enter into a participation, swap or similar agreement in form and substance reasonably acceptable to each of the Purchaser and the Company pursuant to which the Purchaser’s economic and, to the extent commercially practicable, contractual rights and obligations under any such Terminated Principal Hedge Transaction are borne by, and accrue for the benefit of, the Company with economic effect as of the Termination Effective Time (the “Participation”);

(v) if, with respect to any Terminated Principal Hedge Transaction, (w) the Purchaser does not provide consent pursuant to clause (i) above, (x) the Company does not provide consent pursuant to clause (ii) above, (y) the Company does not directly assume all of Purchaser’s rights and obligations pursuant to such Terminated Principal Hedge Transaction pursuant to clause (iii) above within three business days from the Termination Effective Time and (z) the Company and the Purchaser do not enter into a Participation within five business days of the Termination Effective Time, then the Company and the Purchaser shall refer the dispute to their respective Chief Financial Officers who shall negotiate in good faith to enter into a Participation; or

(vi) if, due to a significant market dislocation, such unwind is not commercially practicable in the time frame provided in the previous sentence, the parties will agree in good faith on an alternative, commercially practicable time frame for such unwinding.

(B) In addition, the Company will pay to the Purchaser by wire transfer in immediately available funds to the account(s) specified by the Purchaser to the Company promptly after written demand from the Purchaser (containing reasonable documentation) the Purchaser Legal Fees and Expenses. The “Purchaser Legal Fees and Expenses” are the documented and reasonable costs and out-of-pocket expenses of the Purchaser’s outside legal counsel incurred by the Purchaser in connection with (x) the negotiation and execution of this Agreement, (y) the entry into and termination or unwinding of the Terminated Principal Hedge Transactions and (z) the negotiation and execution of any transaction contemplated by Section 12(b)(iii), (iv) or (v) (but, in each case and for the avoidance of doubt, excluding any expenses in connection with litigation or disputes in connection with this Agreement; this Agreement does not purport to contain an agreement with respect to such litigation or dispute-related expenses).

14

(c) Promptly upon (but no later than five business days after) the effectiveness thereof, the Purchaser shall deliver to the Company copies of confirmations or other definitive documentation governing any Hedge Transactions (as defined below) from the Hedge Provider.

(d) The Purchaser shall deliver to the Company the Mark-to-Market Value Termination Amount (in the case of clause (z) of this clause (d), from the Hedge Provider, and in the case of clauses (x) and (y) of this clause (d), from the Hedge Provider or pursuant to the Purchaser’s treasury system) (x) monthly on the seventh day of each calendar month from May 2016 (or, if such date is not a business day, on the immediately succeeding business day) (calculated as if the Termination Effective Time were on such date), (y) promptly (but in any event within two business days) after receipt of a reasonable and written request therefor from the Company to the extent available to the Purchaser using its commercially reasonable efforts (calculated as if the Termination Effective Time were on the date of the receipt of such request) and (z) promptly (but in any event within two business days) after the Termination Effective Time; provided that for the purposes of calculating the Mark-to-Market Value Termination Amount pursuant to clauses (y) and (z) of this clause (d), the Terminated Principal Amount shall be deemed to be $650,000,000.

(e) The Purchaser shall deliver reasonably detailed documentation of the Actual Costs Termination Amount from the Hedge Provider promptly (but in any event within two business days) after the later of (i) the actual termination of a Hedge Transaction and (ii) a payment demand under Section 12(b)(i).

(f) Definitions.

(i) As used in this Agreement, “Actual Costs Termination Amount” shall mean the termination costs (if greater than zero) actually paid or payable by Purchaser in connection with the unwind, conducted by Purchaser in good faith and in a commercially reasonable manner on the business day on which the Termination Effective Time occurs, of any Terminated Principal Hedge Transaction.

(ii) As used in this Agreement, “Mark-to-Market Value Termination Amount” shall mean the amount of the mark-to-market value (if negative from the perspective of the Purchaser) as of the business day on which the Termination Effective Time occurs of the Terminated Principal Hedge Transactions as provided by (i) the Hedge Provider or (ii) in the case of clauses (d)(x) and (y) above, the Hedge Provider or the Purchaser’s treasury system, as applicable, in each case, in reasonable detail.

(iii) As used in this Agreement, “Hedge Transaction” shall mean any currency or interest rate hedge transactions entered into by the Purchaser with

15

third parties to hedge its exposure to changes in currency exchange rates or interest rates as a result of entering into this Agreement in a notional amount not to exceed $650,000,000 (the “Hedge Transactions”)

(iv) As used in this Agreement, “Hedge Provider” shall mean the Purchaser’s counterparty in the Hedge Transactions.

(v) As used in this Agreement, “Terminated Principal Amount” shall mean, in the case of a termination pursuant to Section 12(a), $650,000,000, or, in the case of a partial termination pursuant to Section 12(g), the Partial Termination Principal Amount.

(vi) As used in this Agreement, “Terminated Principal Hedge Transaction” shall mean Hedge Transactions in a notional amount not to exceed the Terminated Principal Amount.

(g) Notwithstanding anything to the contrary in this Agreement, if the Company elects a Principal Amount less than $650,000,000 in the Issuance Notice, the Company shall be deemed to have terminated this Agreement with respect to a principal amount of the Securities equal to the difference between $650,000,000 and the Principal Amount (such amount, the “Partial Termination Principal Amount”).

13. Registration Rights. Notwithstanding anything in the Stockholder’s Agreement to the contrary, the Parent shall not be required to file a registration statement with the Commission providing for the registration under the Securities Act of the Securities prior to the date that is six months after the Closing Date.

14. Additional Disclosures. Purchaser shall be deemed to have received any information filed by Parent or the Company with the Commission subsequent to the date of this Agreement and prior to the Closing Date. The Company may elect in its sole discretion to deliver to the Purchaser at any time prior to the Closing Date one or more disclosure schedules (the “Disclosure Schedules”). Any such Disclosure Schedules may be designated by the Company as confidential, in which case Purchaser shall keep such information confidential until the Company or Parent elects in its sole discretion to release such information.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or Bonn, Germany.

16

16. Miscellaneous.

(a) Notices.

(i) Subject to subsection (ii) below, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Purchaser shall be mailed, delivered, couriered or faxed and confirmed in writing to Deutsche Telekom AG, Friedrich-Ebert-Allee 140, 53113 Bonn, Germany, Attention: Group Treasurer (Fax: +49 228 181 84088) and with a copy to Allen & Overy LLP, One Bishops Square, London E1 6AD, United Kingdom, Attention: Matthias Baudisch, Esq. (Fax: +44 20 3088 0088) and Allen & Overy LLP, 1221 Avenue of the Americas, New York, New York, Attention: Justin S. Cooke, Esq. (Fax: +1 212 610 6300). If sent to the Company and the Guarantors, all communications hereunder shall be mailed, delivered, couriered or faxed and confirmed in writing to T-Mobile USA, Inc., 12920 SE 38th Street, Bellevue, Washington 98006, Attention: General Counsel, and with a copy to Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, Attention: Joerg H. Esdorn, Esq. (Fax: +1 212 351 5276) and Gibson, Dunn & Crutcher LLP, 555 Mission Street, San Francisco, California 94105, Attention: Stewart L. McDowell, Esq. (Fax: +1 415 374 8461).

(b) Governing Law and Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof. Each of the parties hereto agrees that any suit, action or proceeding against it brought by any of the other parties hereto or any of the other parties’ directors, officers, employees and agents or by any person who controls such other party, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

(c) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

17

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

18

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

T-MOBILE USA, INC.

By:	/s/ J. Braxton Carter
Name:	J. Braxton Carter
Title:	Executive Vice President and Chief Financial Officer

[Purchase Agreement ($650M 6.000% Senior Notes due 2024)]

IBSV LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NETWORKS CALIFORNIA, LLC
METROPCS NETWORKS FLORIDA, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
POWERTEL MEMPHIS LICENSES, INC.
POWERTEL/MEMPHIS, INC.
SUNCOM WIRELESS HOLDINGS, INC.
SUNCOM WIRELESS INVESTMENT COMPANY, LLC
SUNCOM WIRELESS LICENSE COMPANY, LLC
SUNCOM WIRELESS MANAGEMENT COMPANY, INC.
SUNCOM WIRELESS OPERATING COMPANY, L.L.C.
SUNCOM WIRELESS PROPERTY COMPANY, L.L.C.
SUNCOM WIRELESS, INC.
T-MOBILE CENTRAL LLC
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PCS HOLDINGS LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES CORPORATION
T-MOBILE SOUTH LLC
T-MOBILE SUBSIDIARY IV CORPORATION
T-MOBILE US, INC.
T-MOBILE WEST LLC
TRITON PCS FINANCE COMPANY, INC.
TRITON PCS HOLDINGS COMPANY L.L.C.
VOICESTREAM PCS I IOWA CORPORATION
VOICESTREAM PITTSBURGH GENERAL PARTNER, INC.
VOICESTREAM PITTSBURGH, L.P.

By:	/s/ J. Braxton Carter
Name:	J. Braxton Carter
Title:	Authorized Person

[Purchase Agreement ($650M 6.000% Senior Notes due 2024)]

Accepted: April 29, 2016

DEUTSCHE TELEKOM AG

By:	/s/ Stephan Wiemann
Name:	Stephan Wiemann
Title:	SVP Treasury

By:	/s/ Markus Schäfer
Name:	Markus Schäfer
Title:	VP Treasury

[Purchase Agreement ($650M 6.000% Senior Notes due 2024)]

Schedule 1

GUARANTORS

Entity	Jurisdiction of Organization
IBSV LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Michigan, LLC	Delaware
MetroPCS Networks California, LLC	Delaware
MetroPCS Networks Florida, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware
MetroPCS Texas, LLC	Delaware
Powertel Memphis Licenses, Inc.	Delaware
Powertel/Memphis, Inc.	Delaware
SunCom Wireless Holdings, Inc.	Delaware
SunCom Wireless Investment Company, LLC	Delaware
SunCom Wireless License Company, LLC	Delaware
SunCom Wireless Management Company, Inc.	Delaware
SunCom Wireless Operating Company, L.L.C.	Delaware
SunCom Wireless Property Company, L.L.C.	Delaware
SunCom Wireless, Inc.	Delaware
T-Mobile Central LLC	Delaware
T-Mobile Financial LLC	Delaware
T-Mobile Leasing LLC	Delaware
T-Mobile License LLC	Delaware
T-Mobile Northeast LLC	Delaware
T-Mobile PCS Holdings LLC	Delaware
T-Mobile Puerto Rico Holdings LLC	Delaware
T-Mobile Puerto Rico LLC	Delaware
T-Mobile Resources Corporation	Delaware
T-Mobile South LLC	Delaware
T-Mobile Subsidiary IV Corporation	Delaware
T-Mobile US, Inc.	Delaware
T-Mobile West LLC	Delaware
Triton PCS Finance Company, Inc.	Delaware
Triton PCS Holdings Company L.L.C.	Delaware
VoiceStream PCS I Iowa Corporation	Delaware
VoiceStream Pittsburgh General Partner, Inc.	Delaware
VoiceStream Pittsburgh, L.P.	Delaware

S1-1

Schedule 2

SUBSIDIARIES

Entity	Jurisdiction of Organization
IBSV LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Michigan, LLC	Delaware
MetroPCS Networks California, LLC	Delaware
MetroPCS Networks Florida, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware
MetroPCS Texas, LLC	Delaware
Powertel Memphis Licenses, Inc.	Delaware
Powertel/Memphis, Inc.	Delaware
SunCom Wireless Holdings, Inc.	Delaware
SunCom Wireless Investment Company, LLC	Delaware
SunCom Wireless License Company, LLC	Delaware
SunCom Wireless Management Company, Inc.	Delaware
SunCom Wireless Operating Company, L.L.C.	Delaware
SunCom Wireless Property Company, L.L.C.	Delaware
SunCom Wireless, Inc.	Delaware
T-Mobile Airtime Funding LLC	Delaware
T-Mobile Central LLC	Delaware
T-Mobile Financial LLC	Delaware
T-Mobile Handset Funding LLC	Delaware
T-Mobile Leasing LLC	Delaware
T-Mobile License LLC	Delaware
T-Mobile Northeast LLC	Delaware
T-Mobile PCS Holdings LLC	Delaware
T-Mobile Puerto Rico Holdings LLC	Delaware
T-Mobile Puerto Rico LLC	Delaware
T-Mobile Resources Corporation	Delaware
T-Mobile South LLC	Delaware
T-Mobile Subsidiary IV Corporation	Delaware
T-Mobile USA Foundation	Washington
T-Mobile USA, Inc.	Delaware
T-Mobile USA Tower LLC	Delaware
T-Mobile West LLC	Delaware
T-Mobile West Tower LLC	Delaware
TMUS Assurance Corporation	Hawaii
Triton PCS Finance Company, Inc.	Delaware
Triton PCS Holdings Company L.L.C.	Delaware
VoiceStream PCS I Iowa Corporation	Delaware
VoiceStream Pittsburgh General Partner, Inc.	Delaware
VoiceStream Pittsburgh, L.P.	Delaware

S2-1

EXHIBIT A

Supplemental Indenture

Attached.

A-1

T-MOBILE USA, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

[TWENTY-SECOND]1 SUPPLEMENTAL INDENTURE

Dated as of [    ], 2016

to the Indenture dated as of April 28, 2013

as supplemented by the Twenty-First Supplemental Indenture dated as of April 1, 2016

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

[1]	Title of supplemental indenture subject to change if additional supplemental indentures are entered into between the execution date of the Purchase Agreement and the Closing Date.

[TWENTY-SECOND] SUPPLEMENTAL INDENTURE (this “[Twenty-Second] Supplemental Indenture”), dated as of [    ], 2016, among T-Mobile USA, Inc., a Delaware corporation (the “Company”), the Guarantors party hereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered an Indenture, dated as of April 28, 2013 (the “Base Indenture”), among the Company, the Guarantors party thereto and the Trustee, modified with respect to the Company’s 6.000% Senior Notes due 2024 (the “Notes”) by a Twenty-First Supplemental Indenture, dated as of April 1, 2016 (the “Twenty-First Supplemental Indenture”; the Base Indenture as modified with respect to the Notes by the Twenty-First Supplemental Indenture, the “Indenture”), among the Company, the Guarantors party thereto and the Trustee.

WHEREAS, Section 9.01 of the Base Indenture provides that in certain circumstances “the Company, the Guarantors of the Notes of any Series and the Trustee may amend or supplement the Indenture with respect to such Series, the Notes of such Series or the related Guarantees without the consent of any Holder of Notes… to make any change that would provide any additional rights or benefits to the Holders of Notes of such Series or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect… [or] to change or eliminate any of the provisions of this Indenture with respect to such Series, provided that any such change or elimination shall not become effective with respect to any outstanding Notes of any Series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision…”

WHEREAS, Section 2.03 of the Twenty-First Supplemental Indenture provides that “the Company from time to time, without giving notice to or seeking the consent of the Holders of Notes of this Series, may issue additional notes (“Additional Notes”) in any amount having the same terms as the Notes of this Series in all respects, except for the issue date, the issue price, the initial Interest Payment Date and rights under a related registration rights agreement, if any…”

WHEREAS, to permit Additional Notes that, when issued, are held by Affiliates of the Company or otherwise subject to restrictions on resale under the Securities Act to have a separate CUSIP number, the parties hereto wish to amend Section 2.03 of the Twenty-First Supplemental Indenture to add to the end of the last sentence of the first paragraph thereof the following proviso: “; provided, further, that if such Additional Notes, when issued, are held by Affiliates of the Company or otherwise subject to restrictions on resale under the Securities Act, as applicable, as determined by the Company, such Additional Notes may have a separate CUSIP number; provided, further, that if any such Additional Notes cease to be held by Affiliates of the Company or otherwise subject to restrictions on resale under the Securities Act, as applicable, as determined by the Company, the CUSIP number of such Additional Notes may be changed to the CUSIP number of other Notes of such Series that are not held by Affiliates of the Company or otherwise subject to restrictions on resale under the Securities Act”.

WHEREAS, Section 2.03(j) of the Twenty-First Supplemental Indenture provides that “[t]he Notes of this Series will initially be evidenced by one or more Global Notes issued in the name of Cede & Co., as nominee of The Depository Trust Company.”

WHEREAS, to permit Notes that are initially issued to DT to be in the form of one or more Definitive Notes with the Definitive Notes legend, the parties hereto wish to amend Section 2.03(j) of the Twenty-First Supplemental Indenture to add to the following proviso to the end thereof: “provided, that Notes of this Series that are initially issued to DT will initially be evidenced by one or more Definitive Notes”.

WHEREAS, all things necessary to make this [Twenty-Second] Supplemental Indenture legal, valid and binding legal obligations of the Company and the Guarantors according to their terms have been done.

NOW, THEREFORE, the Company and the Guarantors covenant and agree with the Trustee as follows:

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.

All capitalized terms which are used herein and not otherwise defined herein are defined in the Existing Indenture and are used herein with the same meanings as in the Existing Indenture. If a capitalized term is defined both in the Existing Indenture and this [Twenty-Second] Supplemental Indenture, the definition in this [Twenty-Second] Supplemental Indenture shall apply.

Section 1.02	Other Definitions.

Base Indenture	Recitals
Company	Recitals
Indenture	Recitals
Notes	Recitals
Trustee	Preamble
Twenty-First Supplemental Indenture	Recitals
[Twenty-Second] Supplemental Indenture	Preamble

Section 1.03	Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions;

(7) “including” means “including, without limitation”; and

(8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE II.

AMENDMENTS TO INDENTURE

(a) Section 2.03 of the Twenty-First Supplemental Indenture is hereby amended to add to the end of the last sentence of the first paragraph thereof the following proviso: “; provided, further, that if such Additional Notes, when issued, are held by Affiliates of the Company or otherwise subject to restrictions on resale under the Securities Act, as applicable, as determined by the Company, such Additional Notes may have a separate CUSIP number; provided, further, that if any such Additional Notes cease to be held by Affiliates of the Company or otherwise subject to restrictions on resale under the Securities Act, as applicable, as determined by the Company, the CUSIP number of such Additional Notes may be changed to the CUSIP number of other Notes of such Series that are not held by Affiliates of the Company or otherwise subject to restrictions on resale under the Securities Act”.

(b) Section 2.03(j) of the Twenty-First Supplemental Indenture is hereby amended to add to the following proviso to the end thereof: “provided, that Notes of this Series that are initially issued to DT will initially be evidenced by one or more Definitive Notes”.

(c) With respect to this Series of Notes, Section 6.01(1) of the Base Indenture is hereby amended to insert the phrase “(including Additional Interest, if any) ” immediately after “default for 30 days in the payment when due of interest” and immediately prior to “on the Notes of such Series;”.

(d) Exhibit A of the Twenty-First Supplemental Indenture is hereby amended to insert the following language immediately after the Global Notes Legend and immediately prior to the Definitive Notes Legend thereof:

[Restricted Notes Legend for Definitive Notes held by DT]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

(e) Exhibit A of the Twenty-First Supplemental Indenture is hereby further amended to insert a page containing the language set forth on Exhibit 1 hereto immediately after the page titled “OPTION OF HOLDER TO ELECT PURCHASE” and immediately prior to the page titled “SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE”.

ARTICLE III.

MISCELLANEOUS

Section 3.01	Governing Law.

THE INDENTURE AND THE NOTES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 3.02	Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS [TWENTY-SECOND] SUPPLEMENTAL INDENTURE.

Section 3.03	No Adverse Interpretation of Other Agreements.

This [Twenty-Second] Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such other indenture, loan or debt agreement may not be used to interpret this [Twenty-Second] Supplemental Indenture.

Section 3.04	Successors.

All agreements of the Company in this [Twenty-Second] Supplemental Indenture will bind its successors. All agreements of the Trustee in this [Twenty-Second] Supplemental Indenture will bind its successors. All agreements of each Guarantor in this [Twenty-Second] Supplemental Indenture will bind its successors, except as otherwise provided in Section 10.04 of the Base Indenture.

Section 3.05	Severability.

In case any provision in this [Twenty-Second] Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 3.06	Counterparts.

This [Twenty-Second] Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this [Twenty-Second] Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this [Twenty-Second] Supplemental Indenture as to the parties hereto and may be used in lieu of the original [Twenty-Second] Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

Section 3.07	Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this [Twenty-Second] Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this [Twenty-Second] Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 3.08	Beneficiaries of this [Twenty-Second] Supplemental Indenture.

Nothing in this [Twenty-Second] Supplemental Indenture or in the Notes of this Series, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Notes of this Series, any benefit or any legal or equitable right, remedy or claim under this [Twenty-Second] Supplemental Indenture.

Section 3.09	No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under this [Twenty-Second] Supplemental Indenture.

Section 3.10	The Trustee.

The Trustee shall not be responsible or liable for the validity or sufficiency of, or the recitals in, this [Twenty-Second] Supplemental Indenture and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee and the Agents shall be applicable in respect of this [Twenty-Second] Supplemental Indenture as fully and with like effect as set forth in full herein.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this [Twenty-Second] Supplemental Indenture to be duly executed, all as of the date first written above.

T-MOBILE USA, INC.

By:
Name:
Title:

[Signature page to [Twenty-Second] Supplemental Indenture]

GUARANTORS:

IBSV LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NETWORKS CALIFORNIA, LLC
METROPCS NETWORKS FLORIDA, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
POWERTEL MEMPHIS LICENSES, INC.
POWERTEL/MEMPHIS, INC.
SUNCOM WIRELESS HOLDINGS, INC.
SUNCOM WIRELESS INVESTMENT COMPANY, LLC
SUNCOM WIRELESS LICENSE COMPANY, LLC
SUNCOM WIRELESS MANAGEMENT COMPANY, INC.
SUNCOM WIRELESS OPERATING COMPANY, L.L.C.
SUNCOM WIRELESS PROPERTY COMPANY, L.L.C.
SUNCOM WIRELESS, INC.
T-MOBILE CENTRAL LLC
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PCS HOLDINGS LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES CORPORATION
T-MOBILE SOUTH LLC
T-MOBILE SUBSIDIARY IV CORPORATION
T-MOBILE US, INC.
T-MOBILE WEST LLC
TRITON PCS FINANCE COMPANY, INC.
TRITON PCS HOLDINGS COMPANY L.L.C.
VOICESTREAM PCS I IOWA CORPORATION
VOICESTREAM PITTSBURGH GENERAL PARTNER, INC.
VOICESTREAM PITTSBURGH, L.P.

By:
Name:
Title:

[Signature page to [Twenty-Second] Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

By:
Name:
Title:

[Signature page to [Twenty-Second] Supplemental Indenture]

EXHIBIT 1

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $         principal amount of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Company; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	(5)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(6)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

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Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

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EXHIBIT B

Issue Price Formula

“Issue Price” shall mean the amount calculated on the Closing Date by the “PRICE” function on Microsoft Excel using the following inputs:

•	Settlement: The Closing Date

•	Maturity: April 15, 2021

•	Rate: 6.000%

•	Yield: 4.958%

•	Redemption: $100

•	Frequency: 2

•	Basis: 0

Any figures used for the calculation of the Issue Price or Yield shall be rounded to three decimal places.

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